Exhibit 10.2

PREMIER EXHIBITIONS, INC.

2009 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Notice of Stock Option Grant

Premier Exhibitions, Inc., a Florida corporation (the “Company”), grants to the Participant named below, in accordance with the terms of the Premier Exhibitions, Inc. 2009 Equity Incentive Plan, as amended (the “Plan”) and this Nonqualified Stock Option Agreement (the “Agreement”), an option (the “Stock Option”) to purchase the number of Shares at the exercise price per share (“Exercise Price”) as follows:

Name of Participant:

Number of Shares:

Exercise Price:

Date of Grant:

Vesting Dates:

Terms of Agreement

1. Grant of Stock Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant as of the Date of Grant the Stock Option to purchase the number of Shares at the Exercise Price as set forth above. This Stock Option is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.

2. Vesting of Stock Option.

(a) Unless and until terminated as hereinafter provided, the Stock Option shall vest and become exercisable if the Participant shall have remained in the continuous employ of the Company or a Subsidiary through the vesting dates (each, a “Vesting Date”) set forth below with respect to the portion of Shares set forth next to such date:

Vesting Date	Portion of Shares Vested and Exercisable

(b) Notwithstanding the provisions of Section 2(a), the Stock Option will become immediately vested and exercisable in full if, prior to the date the Stock Option becomes fully vested and exercisable pursuant to Section 2(a), and while the Participant is in the employ of the Company and its Subsidiaries, the Participant dies or becomes permanently disabled (defined by reference to the Company’s long-term disability plan covering the Participant).

(c) For purposes of this Agreement, the continuous employment of the Participant with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence or layoff approved by the Committee.

3. Forfeiture of Stock Option.

(a) To the extent that the Stock Option has not yet vested pursuant to Section 2 above, it shall be forfeited automatically without further action or notice if the Participant ceases to be employed by the Company and its Subsidiaries prior to the Vesting Date other than as provided in Section 2(b).

(b) Notwithstanding any provision in this Agreement to the contrary, the Stock Option and any Shares or cash paid or deliverable pursuant to this Agreement shall be subject to forfeiture or repayment to the extent required to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange. This Section 3(b) shall survive and continue in full force in accordance with its terms notwithstanding any termination of the Participant’s employment or the exercise of the Stock Option as provided herein.

4. Exercise of Stock Option.

(a) To the extent that the Stock Option becomes vested and exercisable in accordance with this Agreement, it may be exercised in whole or in part from time to time by written notice to the Company or its designee stating the number of Shares for which the Stock Option is being exercised (which number must be a whole number), the intended manner of payment, and such other provisions as may be required by the Company or its designee. The Stock Option may be exercised, during the lifetime of the Participant, only by the Participant, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and court supervision. If the Participant dies before the expiration of the Stock Option, all or part of this Stock Option may be exercised (prior to expiration) by the personal representative of the Participant or by any person who has acquired this Stock Option directly from the Participant by will, bequest or inheritance.

(b) The Exercise Price is payable (i) in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company, (ii) by surrender of Shares (including by attestation) owned by the Participant having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (iii) a cashless broker-assisted exercise that complies with all Applicable Laws, or (iv) by a combination of the foregoing methods.

5. Term of Stock Option. The Stock Option will terminate on the earliest of the following dates:

(a) One year after the Participant ceases to be an employee of the Company or any Subsidiary as a result of his death or permanent disability (defined by reference to the Company’s long-term disability plan covering the Participant); or

(b) The fifth anniversary of the Date of Grant.

Notwithstanding the foregoing provisions of this Section 5, the period during which the Stock Option can be exercised after a termination of employment subject to Section 5(a) above will automatically be extended if, on the scheduled expiration date of such Stock Option as set forth above, the Participant cannot exercise the Stock Option because such an exercise would violate an applicable Federal, state, local, or foreign law; provided, however, that such period shall not extend beyond the earlier of (i) thirty days after the exercise of the Stock Option first would no longer violate an applicable Federal, state, local, and foreign law, or (ii) the tenth anniversary of the Date of Grant.

6. Delivery of Shares. Subject to the terms and conditions of this Agreement, Shares shall be issuable to the Participant as soon as administratively practicable following the date the Participant (a) exercises the Stock Option in accordance with Section 4 hereof, (b) makes full payment to the Company or its designee of the Exercise Price and (c) makes arrangements satisfactory to the Company (or any Subsidiary, if applicable) for the payment of any required withholding taxes related to the exercise of the Stock Option. The Participant shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Shares until such Shares have been issued to the Participant in accordance with this Section 6.

7. Transferability. The Stock Option may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant; provided, however, that the Participant’s rights with respect to such Stock Option may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Stock Option.

8. Change in Control. The Stock Option shall be subject to the provisions of Section 19 of the Plan in the event of a Change in Control.

9. No Employment Contract. Nothing contained in this Agreement shall confer upon the Participant any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Participant.

10. Taxes and Withholding. The Participant is responsible for payment of any federal, state, local or other taxes which must be withheld upon the exercise of the Stock Option,

and the Participant must promptly pay to the Company (or a Subsidiary, if applicable) any such taxes. The Company and its Subsidiaries are authorized to deduct from any payment owed to the Participant any taxes required to be withheld with respect to the exercise of the Stock Option, including social security and Medicare (FICA) taxes and federal, state, local or other income tax with respect to income arising from the exercise of the Stock Option. The Company shall have the right to require the payment of any such taxes before issuing any Shares pursuant to an exercise of the Stock Option. In lieu of all or any part of a cash payment, the Participant may elect, in accordance with procedures established by the Company, to have the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Stock Option having a Fair Market Value equal to the minimum amount required to be withheld. Any fractional Share amount due relating to such tax withholding will be rounded up to the nearest whole Share and the additional amount will be added to the Participant’s federal withholding.

11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the NASDAQ Global Market or any national securities exchange with respect to the Stock Option; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law or listing requirement.

12. Adjustments. The Exercise Price and the number and kind of shares of stock covered by this Agreement shall be subject to adjustment as provided in Section 15 of the Plan.

13. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Participant. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent unless otherwise provided in the Plan.

14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

15. Relation to Plan. The Stock Option granted under this Agreement and all the terms and conditions hereof are subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with the grant or exercise of the Stock Option. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons.

16. Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Sate of Florida, without giving effect to the principles of conflict of laws thereof.

18. Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

19. Use of Participant’s Information. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

20. Electronic Delivery. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Participant also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

(Signatures are on the following page)

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has also executed this Agreement, as of the Date of Grant.

PREMIER EXHIBITIONS, INC.

By:
Name:
Title:

The undersigned hereby acknowledges receipt of a copy of the Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the Stock Option on the terms and conditions set forth herein and in the Plan.

Participant

Date: